Exhibit 10.16
[FORM SEPARATION AND RELEASE AGREEMENT
ONLY FOR LEVEL 4 OR HIGHER EXECUTIVES]
Ver. January 31, 2025
CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT
This Confidential Separation and Release Agreement (“Agreement”) is between _________________ (“You” or “Your”) and Avery Dennison Corporation (“Avery Dennison”; You and Avery Dennison may individually be referred to as a “Party” and collectively as “Parties”). Avery Dennison together with its successors, assigns, predecessors, parents, and direct and indirect subsidiaries and affiliates are collectively referred to herein as the “Company.” You and Avery Dennison agree as follows:
1.    Termination Date. Your employment will continue until Your termination date which is anticipated to be ______________, ____, unless You and Avery Dennison agree to extend Your termination date (“Termination Date”).
2.    Severance Benefits. In exchange for Your promises in this Agreement, and subject to the terms and conditions of this Agreement and the Amended and Restated Avery Dennison Corporation Executive Severance Plan, effective January 31, 2025 (the “Plan”; any terms capitalized herein and not defined shall have the definitions set forth in the Plan), the Company will provide to You the following severance benefits:
A.    You will receive a gross lump-sum payment in the amount of _______________________________ and __/100 Dollars ($__________), which is the sum total of (i) Your Severance Payment (your annual base salary as of Your Termination Date ($_________) plus the Target Award value under the Company’s Annual Incentive Plan (as amended and restated from time to time) for the year in which Your Termination Date occurs and using Your salary in effect as of Your Termination Date to calculate the Target Award ($_________) and (ii) the cash value of twelve (12) months of premiums for qualified medical and dental plans in which You participate as of Your Termination Date ($____________). All required taxes and withholdings will be deducted from this amount.
B. Outplacement services will be provided to You by an agency selected by Avery Dennison. Avery Dennison’s selection of the agency, as well as the type of benefits provided to You, will be determined in Avery Dennison’s sole discretion and commensurate with Your executive level within Avery Dennison. You must complete using these outplacement services within one (1) year of Your Termination Date.
3. Post-Termination Benefits and Obligations.
A.    After Your Termination Date, You are eligible to elect COBRA continuation coverage for the group medical, group dental, and/or comprehensive vision coverage that You had elected, if any, while employed with Avery Dennison. You will be responsible for all required payments for such coverage. You must at all times meet COBRA eligibility requirements.
B.    After Your Termination Date, Your deferred compensation account balance, if any, will be paid to You according to the terms of the Avery Dennison Executive Variable Deferred Retirement Plan (“EVDRP”).

C.    Performance Units, Market-Leveraged Stock Units, Restricted Stock Units, and Stock Options, if any, that are not vested as of Your Termination Date shall be canceled. You will be eligible to exercise any vested stock options on or before the earlier of (i) each option’s expiration date, or (ii) six (6) months after Your Termination Date, unless otherwise specified according to the terms of the applicable equity plans and agreements. No term of any stock options shall be extended.
D.    Outstanding expenses that have been properly incurred and submitted to Avery Dennison within thirty (30) days after Your Termination Date and according to Company policies will be reimbursed to the appropriate authorized account.
E.    All perquisites, including any executive benefit allowance(s), will cease as of Your Termination Date.
F.    After Your Termination Date, and as reasonably requested by Avery Dennison, You agree to assist the Company and its attorneys in any formal or informal legal matters in which You are named as a party and/or relating to which You have relevant knowledge or documents, including, without limitation, any matters in which You are currently involved or that arose while You were an employee of Avery Dennison or its direct or indirect affiliates. You acknowledge and agree that such assistance may include, but will not be limited to, providing truthful information at all times; providing background information regarding any matter on which You previously worked; aiding in the drafting of declarations, affidavits, or similar documents and executing the foregoing; testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings and preparation for the above-described or similar activities; assistance with reviewing and drafting patent applications concerning inventions for which you were an inventor, including executing any documents necessary for the Company to file for or obtain any patents for such inventions.
If You receive notice or legal process that requires You to provide testimony or information in any context about the Company to any third party, You agree to inform Avery Dennison’s Chief Legal Officer via e-mail message or fax transmission within seventy-two (72) hours of receiving such notice. You agree to cooperate with the Company and its attorneys in responding to such legal process. Should it be necessary for You to involve Your personal attorney for representation on such matters, Avery Dennison will reimburse You for these legal fees at actual and reasonable hourly rates, and reasonable travel expenses associated with such assistance that are approved by Avery Dennison in advance will be reimbursed. Travel will be arranged and approved according to Avery Dennison’s employee travel policy which is in effect at the time of the required travel (for an employee in a status of Your former position with Avery Dennison). Fees and expenses incurred shall be submitted by You, with required supporting documentation, within thirty (30) days after they are incurred, and Avery Dennison will reimburse You according to its reimbursement program and process within sixty (60) days of receiving the reimbursement request from You.
4.    Waiver and Release. You agree, for Yourself and Your spouse and child or children (if any), heirs, beneficiaries, devisees, executors, administrators, attorneys, personal or legal representatives, successors and assigns, hereby forever to release, discharge, and covenant not to sue the Company, the Company’s past, present, or future direct and indirect parent, affiliated, related, and/or subsidiary entities, and all of their past and present directors, owners, shareholders, officers, general or limited partners, employees, agents, and attorneys, and agents and representatives of such entities, and employee benefit plans in which You are or have been a participant by virtue of Your employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which You have or may have had based on any events or circumstances arising or occurring on or prior to the Effective Date of this Agreement, and arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever:
A.     Your employment or separation from employment.

B.    Any and all claims arising under any federal, state, or local law relating to Your employment or separation from employment, including without limitation claims of wrongful discharge, discrimination, harassment, retaliation, failure to accommodate, whistleblowing, breach of express or implied contract, fraud, misrepresentation, negligent or intentional infliction of emotional distress, estoppel, defamation, personal injury, negligence, or liability in tort of any kind;

C.    Any and all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act (ADEA), the Older Workers’ Benefits Protection Act (OWBPA), the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Pregnancy Discrimination Act, the Immigration Reform and Control Act, the Occupational Safety and Health Act, the Genetic Information Nondisclosure Act, the Sarbanes-Oxley Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and any other federal, state or local statutes, ordinances, regulations, rules or orders that relate to Your employment or its termination; [MASSACHUSETTS ADD: the Massachusetts Fair Employment Practices Act, the Massachusetts Payment of Wages Law, the Massachusetts Overtime Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Labor and Industries Act, the Massachusetts Privacy Act, the Massachusetts Independent Contractor statute, the Massachusetts Earned Sick Time Law,][NEW JERSEY ADD: the New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination,][WEST VIRGINIA ADD: the West Virginia Human Rights Act],

D.     Your status at any time as a holder of any derivative or non-derivative securities of Avery Dennison;

E.    Any and all claims, allegations, assertions, or defenses that the restrictions contained within Sections 8 of this Agreement are overly broad, unreasonable, unenforceable, or supported by insufficient consideration.

You also agree not to file any lawsuit or other action asserting any claim, cause of action, or liability that is waived and released as described above in this Section 4. You understand and agree that this Section 4 waiver and release does not apply to (a) any claims or rights that may arise after the Effective Date, (b) Avery Dennison’s expense reimbursement policies, (c) any vested rights under ERISA-covered employee benefit plans as applicable as of the date You sign this Agreement, (d) any claims that the controlling law clearly states may not be released by private agreement such as workers compensation claims, and (e) claims for indemnity under applicable Company policies or laws.

You agree that You have been properly paid for all hours worked and that You have no work-related injury or illness for which You have not already filed a claim.
[INSERT THE FOLLOWING IF EMPLOYEE IS EMPLOYED IN CALIFORNIA: You expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of California, and You do so understanding and acknowledging the significance and consequences of such specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his/her favor at the time of executing the release, and, that if known by him/her, would have materially affected his/her settlement with the debtor or released party.”
Thus, notwithstanding Section 1542, You expressly acknowledge and agree that this Agreement is intended to include in its effect all claims which may exist, whether or not You know of such claims, at the time of the execution hereof.]
5.     Confidentiality of Agreement. You agree not to disclose, or discuss with, any person (other than Your spouse, attorney, and tax or other financial advisor) any of the terms and conditions of this Agreement, except as may be required (a) by law or regulation, (b) to effectuate the terms of this Agreement, (c) to notify a potential employer of Your confidentiality, non-competition, and non-solicitation obligations, or (d) to comply with a request or order of a government agency or court during an investigation or other legal proceeding. Except as permitted in this Section 5, disclosure of any term of this Agreement is a material breach.
6. Company’s Confidential Information. You agree not to directly, indirectly, or inevitably appropriate, disclose, or use any Confidential Information for Your own use or for the use of others, except as permitted expressly in writing by an officer of the Company. “Confidential Information” means any Company information or material, regardless of the form in which it was made available to You, that is not generally known by the public, including but not limited to, information or material relating to trade secrets, products, components, manufacturing, engineering, processes, research, development, tests, specifications, methods, strategies, mergers, acquisitions, divestitures, joint ventures, capabilities, know-how, vendors, suppliers, finances, accounting, audits, computer and electronic systems, software and hardware, customers, marketing, sales, services, prices, costs, employees, liabilities, third party information shared with the Company under an agreement requiring confidentiality, and any other technical, financial or business information existing or developed at any time by the Company or by You during Your employment, at the Company’s request or otherwise within the scope of Your employment with Avery Dennison. You understand and agree that such Confidential Information which was disclosed to You or to which You obtained access during Your employment is Confidential Information (i) regardless of whether the information is marked as “confidential” or with any similar legend; and (ii) regardless of whether created or originated by You or by others. Such information is also Confidential Information if You should have a reasonable basis to believe it is Confidential Information or if it is treated by Avery Dennison as Confidential Information. You further understand and agree that Confidential Information is special and unique, is the result of great effort and expense, and provides a competitive advantage to the Company.

Notwithstanding any other provision of this Agreement, You understand that under the Defend Trade Secrets Act of 2016, 18 U.S.C § 1833(b)(1): You will not be held criminally or civilly liable under any Federal or State trade secret law for trade secret misappropriation if You disclose a trade secret (a) in confidence to a federal, state or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law and (b) in any document filed under seal in a lawsuit or other proceeding.
[Illinois add: Nothing in this Agreement is intended to or will be used in any way to limit Your rights to make truthful statements or disclosures regarding unlawful employment practices.] [California add: Nothing in this agreement prevents You from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that You have reason to believe is unlawful.]
7.     Return of Company Property. You represent that, except as required to perform Your job duties or as authorized in writing by Your manager or supervisor, You have not (a) removed Confidential Information from the Company’s premises or systems in any manner, or (b) destroyed, deleted, modified, altered, removed, taken, or retained any Company property, including but not limited to equipment, devices, storage media, information (including Confidential Information), and data, whether in hard copy or electronic form, including any copies or duplicates, and You warrant and agree that You will not do any of the foregoing. You further represent that You have used Confidential Information only as necessary to perform Your job and have complied with any rules and procedures for protecting and maintaining Confidential Information, including any additional obligations that the Company undertook in receiving materials from any third parties.
You agree to return to the Company all Company property, equipment, devices, storage media, documents, files, lists, and other information of a business nature, whether Confidential Information or not, and whether in hard copy or electronic form, including copies and duplicates, on or before Your Termination Date. If the return of such property is not possible as of Your Termination Date, You must do so at the earliest possible time thereafter.
8.    Non-Competition and Non-Solicitation Obligations. Subject to the state-specific modifications applicable to You, if any, as outlined in Exhibit A, attached hereto, for a period of two years after Your Termination Date, You agree not to directly or through others engage in Competitive Employment. This restriction in no way limits or diminishes Your obligations under any other provision of this Agreement. If requested by Avery Dennison, You agree to provide information demonstrating Your compliance with this Section. You understand and agree that “Competitive Employment” means any non-Avery Dennison position in the Restricted Area in which You directly or through others provide services that are the same or similar in function to those You provided to Avery Dennison during the Look Back Period, whether as an owner, partner, officer, director, employee, advisor, consultant, contractor, or agent for any person, firm, corporation, partnership, venture, or self-employment, for other another entity that is engaged in, or that is intending or attempting to become engaged in, the Business in any Restricted Area. “Business” means the research, development, manufacture, marketing, sale, service, supply, or consulting of or for any product, component of any product (such as, without limitation, adhesives, films, coatings, and liners), chemical, material, process, or service substantially similar to or competitive with any product, component of any product, chemical, material, process, or service (a) on which or with which You worked during the Look Back Period or (b) about which You obtained Confidential Information at any time. “Look Back Period” in this Agreement means the last five (5) years preceding Your Termination Date. “Restricted Area” means the United States and each additional country or countries (and states and/or state equivalents therein) in which the Company (directly or indirectly through its direct and indirect affiliates and subsidiaries) is engaged in business, because of the geographic scope of the work You performed for the Company (which was global) and the national and international nature of the Company’s businesses (through its direct and indirect affiliates and subsidiaries) about which You acquired Confidential Information at any time.
Subject to the state-specific modifications applicable to You, if any, as outlined in Exhibit A, attached hereto, for two (2) years after Your Termination Date, unless You have the express written permission of an officer of Avery Dennison, You agree that You will not directly or through others: (A) (i) call upon, solicit, divert or take away, or attempt to call upon, solicit, divert or take away, any customers, business, suppliers, or vendors, or, unless prohibited by law, prospective customers, business, suppliers, or vendors, of the Company upon whom You called, serviced, supported or solicited during the Look Back Period, about whom You learned Confidential Information at any time, or with whom You became acquainted with as a result of Your employment with the Company (“Covered Entities”), or (ii) solicit, influence or encourage (or attempt to do so) any Covered Entities to terminate its or their relationship with the Company for any reason; or (B) solicit, influence or encourage (or attempt to do so) any person or business that was an employee, consultant, or contractor of the Company with whom You had work-related contact during the Look Back Period or about whom You learned Confidential Information at any time (“Covered Relationship”) to terminate their employment or other relationship with the Company for any reason.
You and the Company agree that the obligations in this Section 8 are inherently reasonable because they are limited to the places or locations where the Covered Entities and Covered Relationships are doing business or providing services at the time; however, if that is not sufficient, then Section 8 shall be limited to the Restricted Area.
9.    Loss of Right to, or Repayment of, Severance. You will not be entitled to the severance payments set forth in Section 2.A., or if already paid, You will be required to repay such severance payments (a) if it is determined by Avery Dennison, within one year after Your Termination Date, that while employed with Avery Dennison you committed a crime, engaged in material dishonesty, fraud, misconduct, or grossly negligent conduct, or breached Your fiduciary duty or duty of loyalty to Avery Dennison; (b) if You breach or have breached Your obligations under Sections 6, 7 or 8 of this Agreement; or (c) as may otherwise be required by law.
10.    Non-Admission. The offering, negotiating, undertaking, or signing of this Agreement, are not in any way an acknowledgment or admission that You, the Company, or any person acting on behalf of the Company, have (a) violated or failed to comply with any federal, state, or local constitutional provision, statute, law, regulation, rule, or ordinance; or (b) not complied with any of Avery Dennison’s policies, procedures, or contracts.
11.    No Interference with Rights. You understand, agree and acknowledge that nothing contained in this Agreement, including but not limited to Sections 3 (Waiver and Release, Promise Not to Sue), 4 (Confidentiality of Agreement), 5 (Company’s Confidential Information) and 6 (Return of Company Property): (a) limits or affects Your right to challenge the validity of this Agreement under the ADEA or the OWBPA, (b) prevents You from communicating with, filing a charge or complaint with; providing documents or information voluntarily or in response to a subpoena or other information request to; or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, although by signing this Agreement You are waiving Your right to recover any individual relief (including any back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by You or on Your behalf by any third party, except for any right You may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or where otherwise prohibited. [NEW JERSEY ADD: or (c) shall have the purpose or effect of requiring You to conceal the details relating to any claim of discrimination, harassment, or retaliation, provided that You do not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information;] [CALIFORNIA ADD: or (c) waives Your right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when You have been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. Further, nothing in this agreement prevents You from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that You have reason to believe is unlawful.] [ILLINOIS ADD: or (c) precludes You from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its agents, or employees, when You have been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or the legislature;]
12.    Successors and Assigns. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.
13.    Construction of Agreement. This Agreement shall be governed by the laws of the State in which You reside or by U.S. federal law as applicable to the Agreement. If any provision of this Agreement shall, for any reason, be adjudged by any court or arbitrator of competent jurisdiction to be invalid or unenforceable, in whole or in part, such judgment shall not affect, impair or invalidate the remainder of the Agreement. This Agreement is the only and complete agreement between You and the Company on or in any way relating to the subject matter hereof, provided, however, that Your obligations of confidentiality, non-competition, and non-solicitation set forth in any agreement between You and the Company shall expressly remain in full force and effect except to the extent modified by the specific inclusion of new confidentiality, non-competition and non-solicitation provisions in this Agreement. You acknowledge and agree that You are not entitled to any post-employment compensation or severance except as exclusively provided for herein. No prior or contemporaneous statements, promises, or representations have been made by either Party to the other and no consideration has been or is offered, promised, or expected other than that already received or described in this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either Party.
14.    Dispute Resolution. All disputes arising out of or in connection with this Agreement, the termination of Your employment, or with any aspect of Your employment shall be finally determined by arbitration administered by the American Arbitration Association and governed by its commercial arbitration rules in effect as of the date of this Agreement. The seat and place of arbitration shall be in or reasonably near the city and in the same state in which You last resided when employed by the Company, and any and all awards and other decisions shall be deemed to have been made there. The number of arbitrators shall be one. All orders, decisions, and awards rendered by the arbitral tribunal will be final, binding, and enforceable by any court of competent jurisdiction.
Either Party shall have the right to seek injunctive relief to preserve the status quo pending a final award in the arbitration and may do so before or after the constitution of the arbitral tribunal without waiving the right to arbitration. The Parties further agree that any breach of this Agreement shall constitute irreparable harm for which judicial injunctive relief shall be available in any court of competent jurisdiction without the necessity for posting bond or other security, and any requirement for which is hereby waived. With regard to any action, claim, or proceeding for such injunctive relief or to enforce any order, decision, or award rendered by the arbitral tribunal in a court of competent jurisdiction, including the courts of the United States, each Party irrevocably consents to the jurisdiction and venue of such courts (and of the appropriate appellate courts thereof) in any such action, claim or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action, suit, or proceeding in such court or that any such action, suit, or proceeding brought in such court has been brought in an inconvenient forum. Process in any such action, suit, or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.
The parties agree to use all possible measures to keep the existence of any dispute hereunder and any and all information concerning any arbitral proceedings and any order, decision, or award strictly confidential except (i) to the extent necessary to enable a Party to properly exercise or enforce its rights under this Agreement or under any order, decision, or award rendered by the arbitral tribunal, or (ii) to the extent required by applicable law or by regulations of any stock exchange or regulatory authority or pursuant to any order of a court or any other competent authority or tribunal.
15. 409A Internal Revenue Code Compliance.
A.    This Agreement shall be interpreted and the terms shall be applied, to the fullest extent applicable, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date of this Agreement (“Section 409A”). In the event that Avery Dennison, in its sole and exclusive discretion, determines that any payments, disbursements, or benefits provided or to be provided under this Agreement may be subject to, and not in compliance with, Section 409A, Avery Dennison may adopt at any time (without any obligation to do so or to indemnify You for failure to do so) such limited amendments to this Agreement, including amendments with retroactive effect, that Avery Dennison reasonably determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (ii) comply with the requirements of Section 409A, and all such amendment shall be immediately effective as to and applicable to You.
B. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Your termination of employment shall be payable only upon Your “separation from service” with Avery Dennison within the meaning of Section 409A. Your right to receive any installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Notwithstanding anything to the contrary herein, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from You or any other individual to Avery Dennison or any of its affiliates, employees, or agents.
16. Tolling. You understand and agree that if You violate Your obligations under Sections 7 and/or 8 of this Agreement, the applicable restrictive periods shall be extended by a period of time equal to the time during which You were in breach.
17. Time for Consideration. You must sign this Agreement within twenty-one (21) days following Your Termination Date. You can sign the Agreement any time on or before this date. [IF THE EMPLOYEE IS 40 YEARS OLD OR OLDER, ADD THE FOLLOWING: You have seven (7) days after You sign the Agreement to revoke Your signature, provided that a revocation means that You will not receive the benefits provided under this Agreement. Your revocation, to be effective, must be in writing, signed by You, and received by ______________________________ [INSERT NAME AND ADDRESS] (email: ______________________) within seven (7) calendar days after You sign the Agreement, not including the day You signed it. This Agreement shall be effective only after this seven (7) day revocation period has expired without Your revocation (“Effective Date”).] You are advised to consult with an attorney before signing this Agreement if You desire to do so.
[IF THE TERMINATION IS IN CONNECTION WITH A GROUP TERMINATION/EXIT INCENTIVE PROGRAM, THEN INSERT THE FOLLOWING AND REVIEW EXH. B WITH LEGAL: You agree that You have received the attached Exhibit B, job title and age report.]
You agree: (a) that You have been provided an adequate opportunity to read, understand, and consider this Agreement; (b) that You have been advised to consult with an attorney if you desire; (c) that You understand this Agreement; and (d) that You are agreeing to this Agreement knowingly and voluntarily.
This Agreement may be signed in counterparts, each to be effective as to the other Party, both Parties to exchange signed signature pages.

Signature: ________________________ Employee Print Name: _______________________ Date: ____________________________
Signature: __________________________________
Avery Dennison Representative

Print Name: ________________________________

Title: _____________________________________

Date: _____________________________________

EXHIBIT A
State-Specific Modifications

The following shall apply based upon the last state in which You resided when employed by the Company, or as is expressly described as applicable to You below:
Confidential Information Supplement. If, and only if, the controlling state law applicable to You requires a time limit to be placed on restrictions concerning the post-employment use of Confidential Information in order for the restriction to be enforceable, then this Agreement’s restriction on Your use of Confidential Information that is not a trade secret will expire two (2) years after the Termination Date. This time limit will not apply to (a) Confidential Information that qualifies as a trade secret or (b) confidential information of third parties. The Company’s trade secrets will remain protected for as long as they qualify as trade secrets under applicable law. Items of confidential information of third parties will remain protected for as long as allowed under the laws and/or separate agreements that make them confidential. Nothing in the foregoing shall be construed to permit You to recreate records of Confidential Information from memory or retain copies of Confidential Information in any form after Your employment with the Company ends. You understand that You should have no records of this kind in Your possession or control with which to refresh Your memory after Your employment with the Company ends.

Arizona
If Arizona law applies, then the definition of “Covered Entities” shall be revised to exclude prospective customers, businesses, suppliers, or vendors, of the Company.

California
If California law applies, then: (a) the noncompetition obligations in Section 8 shall not apply; and (b) the Covered Relationship nonsolicitation obligations in Section 8 shall not apply; and (c) the Covered Entity nonsolicitation obligations in Section 8 shall be limited to situations where You are aided in Your conduct by the use or disclosure of the Company’s trade secrets (as defined by applicable law).

Georgia
If Georgia law applies, then: (a) if an arbitrator or court of competent jurisdiction finds that the two (2) year restricted period in Section 8 and/or 8 for Your noncompetition and/or nonsolicitation obligations, respectively, is overbroad or unenforceable, the restricted period in the applicable Section(s) should be reduced to one (1) year after the Termination Date; (b) Section 16 regarding extension of post-employment obligations shall not apply; (c) the definition of “Restricted Area” shall be modified to mean “the territory where You were working at the time Your employment with the Company ended” and allows You to reasonably determine the maximum reasonable scope of the restraint as of the Termination Date; and (d) You agree, represent, and warrant that Your duties with the Company, and/or skill as a professional, satisfy the requirements of Georgia law for covenants that restrict competition under Official Code of Georgia Annotated Section 13-8-53(a).
Illinois
If You reside in Illinois when You enter into this Agreement, 25% of the severance pay described in Section 2.A shall serve as the additionally mutually agreed upon consideration for the noncompetition and nonsolicitation obligations in Section 8. You stipulate that this is adequate consideration to make the noncompetition and nonsolicitation obligations in Section 8 immediately binding upon You. Additionally, You acknowledge that You were advised to consult with an attorney about this Agreement and have been given an opportunity to do so.
If Illinois law applies, then: (a) Section 8 shall not apply to You if You are paid $75,000.00/year (or as otherwise adjusted by law) or less as of Your Termination Date; and (b) Section 8 shall not apply to You if You are paid $45,000.00 (or as otherwise adjusted law) or less as of Your Termination Date.

Indiana
If Indiana law applies, then: (a) the restricted periods in Section 8 for Your noncompetition obligations and nonsolicitation obligations, respectively, shall be for one (1) year after the Termination Date; and (b) the Covered Relationship nonsolicitation obligations in Section 8 shall be modified to limit the obligation to the solicitation of employees to those who have access to or possess Confidential Information that could be used to harm the Company’s legitimate protectable interests (such as, but not limited to, its competitive advantage and/or valuable business relationships and goodwill).

Massachusetts
If You reside in Massachusetts when You enter into this Agreement, then 25% of the severance pay described in Section 2.A. shall serve as the additionally mutually agreed upon consideration for the obligations in Section 8. You stipulate that this is adequate consideration to make the obligations in Section 8 immediately binding upon You. You understand that the Company is relying upon the truth of these representations by You in entering into the obligations set forth in Section 8 with You, and You agree not to assert any claim or defense contrary to these representations.

If Massachusetts law applies, then: (a) the restricted period in Section 8 for Your noncompetition obligations shall be one (1) year after the Termination Date; and (b) the noncompetition obligations in Section 8 will not apply post-employment if Your employment is terminated without Cause or if Your employment is terminated as part of a reduction in force. As used herein, and notwithstanding anything to the contrary in the Plan, “Cause” is: (i) a material breach by You of any of Your material obligations under any applicable employment, confidentiality, non-solicitation or noncompetition agreement with the Company; (ii) Your conviction of or entering a plea of guilty or nolo contendere to, or admission to facts sufficient for a finding of guilt for, any crime constituting a felony or any misdemeanor involving fraud, dishonesty and/or moral turpitude under federal, state, local or foreign law; (iii) Your neglect, refusal, or failure to: (1) meet the performance expectations for Your position, (2) discharge Your duties (other than due to physical or mental illness) commensurate with Your title and function, or (3) Your failure to comply with a lawful direction of the Company; (iv) the commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company; (v) Your breach of a statutory or common law duty of loyalty or fiduciary duty to the Company; (vi) Your violation of the Company’s policies or procedures; (vii) any other willful misconduct by You which is or intends to be materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company; or (viii) any other reason recognized under the common law; and (c) Section 16 regarding extension of post-employment obligations shall not apply to the noncompetition obligations in Section 8. However, if You breach Section 8 of this Agreement, and also breach Your fiduciary duty to the Company and/or have unlawfully taken, physically or electronically, any of the Company’s property, then the restricted period in Section

8 may be equitably extended by an enforcing court or arbitrator for a period not to exceed two (2) years from the Termination Date.
Personal Jurisdiction: To the extent either party pursues temporary and/or preliminary injunctive relief in court, You consent to the exclusive personal jurisdiction of the court located in the county where You reside and the business litigation session of the superior court in Suffolk County, Massachusetts with respect to all matters arising out of or related to this Agreement.
Minnesota
If Minnesota law applies, then You acknowledge that You were aware that execution of an agreement with noncompetition and nonsolicitation obligations was a requirement of employment when You accepted the Company’s offer.

Missouri
If Missouri law applies, then the Covered Relationship nonsolicitation obligations in Section 8 will be modified to exclude any employee who performs only secretarial or clerical services.

North Carolina
If North Carolina law applies, then the restricted periods in Section 8 for Your noncompetition obligations and nonsolicitation obligations, respectively, shall be for one (1) year after the Termination Date.

Oregon
If Oregon law applies, then Section 8 shall not apply to You. Your obligations of non-competition and non-solicitation set forth in any prior agreement between You and the Company, however, including your Employee Agreement, shall expressly remain in full force and effect.

Washington
If Washington law applies, then the following applies: (a) the restricted periods in Section 8 for Your noncompetition obligations and nonsolicitation obligations, respectively, shall only be for eighteen (18) months after the Termination Date; (b) the noncompetition obligations in Section 8 will not be enforced against You if You are subject to a layoff, unless the Company agrees to pay You, at the time of layoff, the payments required by the Washington Act to keep Section 8 in effect. For purposes of this section, “layoff” means termination of Your employment by the Company for reasons of the Company’s insolvency or other purely economic factors, and specifically excludes termination of Your employment for any other reason, either with or without cause; (c) the noncompetition obligations in Section 8 will not be or become enforceable against You unless or until You earn more than $101,390 annually, or the otherwise adjusted equivalent in accordance with the requirements of Washington Noncompete Act (Chapter of Title 49 RCW enacting ESHB 1450 of the 66th Legislature, 2019 Regular Session) (the “Washington Act”); and (d) Section 8 is modified to only prohibit solicitation of any Covered Entity to cease or reduce the extent to which it is doing business with the Company; in accordance with the definition of an enforceable “nonsolicitation agreement” under the Washington Act.

You further acknowledge that You were aware that execution of an agreement with noncompetition and nonsolicitation obligations was a requirement of employment when You accepted the Company’s offer. You understand that the Company is relying upon the truth of these representations by You in entering into the noncompete obligations with me, and You agree not to assert any claim or defense contrary to these representations.

Texas
If Texas law applies, then Section 8 shall not apply to You. Your obligations of non-competition and non-solicitation set forth in any prior agreement between You and the Company, however, including your Employee Agreement, shall expressly remain in full force and effect.

Wisconsin
If Wisconsin law applies, then: (a) the restricted periods in Section 8 for Your noncompetition obligations and nonsolicitation obligations, respectively, shall be for one (1) year after the Termination Date; (b) Section 16 regarding extension of post-employment obligations shall not apply; (c) the Covered Relationship nonsolicitation obligations in Section 8 will be limited to the solicitation of an employee who is in a Sensitive Position. An employee in a “Sensitive Position” refers to an employee who is in a management, supervisory, sales, research and development, or similar role where the employee is provided with Confidential Information or is involved in business dealings with the Company’s customers; and (d) the definition of “Covered Entities” shall be revised to exclude prospective customers, business, suppliers, or vendors, of the Company.